UNDERWRITING AGREEMENT

This Agreement, dated as of the 1st day of August, 1997, and amended September 29 , 1997, made by and between The Smith Breeden Trust a Massachusetts business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended
(the "Act"); Smith Breeden Associates, Inc. ("Smith
Breeden"), a registered investment advisor duly organized and existing as a corporation under the laws of the state of Kansas; and FPS Broker Services, Inc. ("FPSB"), a corporation duly organized and existing under the laws of the State of Delaware
(collectively, the "Parties").

WITNESSETH THAT:

WHEREAS, the Trust is authorized by its Declaration of Trust to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement among the Parties; and

WHEREAS, Smith Breeden has been appointed investment adviser to the Trust; and

WHEREAS, FPSB is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member in good standing of the National
	Association of Securities Dealers, Inc. (the
	"NASD"); and

WHEREAS, the Parties are desirous of entering into an agreement providing for the distribution by FPSB of the shares of the Trust (the "Shares").

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment.

	The Trust hereby appoints FPSB as its principal agent for the distribution of the Shares in the fifty United States of America, the District of Columbia and Commonwealth of Puerto Rico, and
	FPS hereby accepts such appointment under the terms of this Agreement. The Trust agrees that it will not sell any shares to any person except to fill orders for the shares received through FPSB; provided, however, that the foregoing exclusive right shall not apply:
	(a) to shares issued or sold in connection with the merger or consolidation of any other investment company with the Trust or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Trust; (b) to shares which may be offered by the Trust to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Trust; or (c) to shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Trust's Prospectus.
	Notwithstanding any other provision hereof, the Trust may terminate, suspend, or withdraw the offering of the Shares whenever, in their sole discretion, they deem such action to be desirable.

2.	Sale and Repurchase of Shares.

	(a)	FPSB is hereby granted the right, as
		agent for the Trust, to sell Shares to
		the public against orders received at
		the public offering price as defined in
		the Trust's Prospectus and Statement of
		Additional Information.
	(b)	FPSB will also have the right to take,
		as agent for the Trust, all actions
		which, in FPSB's judgement, and subject
		to the Trust's reasonable approval, are
		necessary to carry into effect the
		distribution of the Shares.
	(c)	FPSB will act as agent for the Trust in
		connection with the repurchase of
		Shares by the Trust upon the terms set
		forth in the Trust's Prospectus and
		Statement of Additional Information.
	(d)	The net asset value of the Shares shall
		be determined in the manner provided in
		the then current Prospectus and
		Statement of Additional Information
		relating to the Shares, and when
		determined shall be applicable to all
		transactions as provided in the
		Prospectus.  The net asset value of the
		Shares shall be calculated by the Trust
		or by another entity on behalf of the
		Trust.  FPSB shall have no duty to
		inquire into, or liability for, the
		accuracy of the net asset value per
		Share as calculated.
	(e)	On every sale, FPSB shall promptly pay
		to the Trust the applicable net asset
		value of the Shares.
	(f)	Upon receipt of purchase instructions,
		FPSB will transmit such instructions to
		the Trust or its transfer agent for
		registration of the Shares purchased.

	(g)	Nothing in this Agreement shall prevent
		FPSB or any affiliated person (as
		defined in the Act) of FPSB from acting
		as underwriter for any other person,
		firm or corporation (including other
		investment companies), or in any way
		limit or restrict FPSB or such
		affiliated person from buying, selling
		or trading any securities for its or
		their own account or for the accounts
		of others for whom it or they may be
		acting; provided, however, that FPSB
		expressly agrees that it will not for
		its own account purchase any Shares of
		the Trust except for investment
		purposes, and that it will not for its
		own account dispose of any such Shares
		except by redemption of such Shares
		with the Trust, and that it will not
		undertake in any activities which, in
		its judgement, will adversely affect
		the performance of its obligations to
		the Trust under this Agreement.

3.	Rules of Sale of Shares.

	FPSB does not agree to sell any specific number of Shares and serves only in the capacity of Statutory Underwriter. The Trust reserves the right to terminate, suspend or withdraw the sale of its Shares for any reason deemed adequate by it, and the Trust reserves the right to refuse at any time or times to sell any of its Shares to any person for any reason deemed adequate by it.

4.	Rules of NASD, etc.

	(a)	FPSB will conform to the Conduct Rules
		of the NASD and the securities laws of
		any jurisdiction in which it directly
		or indirectly sells any Shares.
	(b)	FPSB will require each dealer with whom
		FPSB has a selling agreement to conform
		to the applicable provisions of the
		Prospectus, with respect to the public
		offering price of the Shares, and FPSB
		shall not cause the Trust to withhold
		the placing of purchase orders so as to
		make a profit thereby.
	(c)	The Trust and Smith Breeden agree to
		furnish to FPSB sufficient copies of
		any and all:  agreements, plans,
		communications with the public or other
		materials which the Trust or Smith
		Breeden intend to use in connection
		with any sales of Shares, in adequate
		time for FPSB to file and clear such
		materials with the proper authorities
		before they are put in use.  FPSB and
		the Trust or Smith Breeden may agree
		that any such material does not need to
		be filed subsequent to distribution.
		In addition, the Trust and Smith Breeden
		agree not to use any such materials
		until so filed and cleared for use, if
		required, by appropriate authorities as
		well as by FPSB.
	(d)	FPSB, at its own expense, will qualify
		as a dealer or broker, or otherwise,
		under all applicable state or federal
		laws required in order that the Shares
		may be sold in such states as may be
		mutually agreed upon by the Parties.
	(e)	FPSB shall remain registered with the
		U.S. Securities and Exchange Commission
		and a member of the National
		Association of Securities Dealers for
		the term of this Agreement.
	(f)	FPSB shall not, in connection with any
		sale or solicitation of a sale of the
		Shares, make or authorize any
		representative, service organization,
		broker or dealer to make any
		representations concerning the Shares,
		except those contained in the
		Prospectus offering the Shares and in
		communications with the public or sales
		materials approved by FPSB as
		information supplemental to such
		Prospectus.  Copies of the Prospectus
		will be supplied by the Trust or Smith
		Breeden to FPSB in reasonable
		quantities upon request.
	(g)	FPSB shall only be authorized to make
		representations in respect of the Trust
		consistent with the then current
		Prospectus, Statement of Additional
		Information, and other written
		information provided by the Trust or
		its agents to be used explicitly with
		respect to the sale of Shares.

5.	Records to be Supplied by the Trust.

	The Trust shall furnish to FPSB copies of all information, financial statements and other papers which FPSB may reasonably request for use in connection with the underwriting of the Shares including, but not limited to, one certified copy of all financial statements prepared for the Trust by its independent public accountants.

6.	Expenses.

	(a)	The Trust will bear the following expenses:

		(i)	preparation, setting in type,
			and printing of sufficient
			copies of the Prospectus and
			Statement of Additional
			Information for distribution to
			shareholders, and the cost of
			distribution of same to the
			shareholders;
		(ii)	preparation, printing and
			distribution of reports and
			other communications to
			shareholders;
		(iii)	registration of the Shares
			under the federal securities
			laws;
		(iv)	qualification of the Shares
			for sale in the jurisdictions
			as directed by the Trust;
		(v)	maintaining facilities for the
			issue and transfer of the
			Shares;
		(vi)	supplying information, prices
			and other data to be furnished
			by the Trust under this
			Agreement; and
		(vii)	any original issue taxes or
			transfer taxes applicable to
			the sale or delivery of the
			Shares or certificates therefor.
	(b)	Smith Breeden will pay all other
		expenses incident to the sale and
		distribution of the Shares sold
		hereunder.
	(c)	FPSB agrees to pay all of its own
		expenses in performing its obligations
		hereunder.

7.	Term and Compensation.

	(a)	The term of this Agreement shall
		commence on the date on hereinabove
		first written (the "Effective Date").
	(b)	This Agreement shall remain in effect
		for one (1) year from the Effective
		Date.  This Agreement shall continue
		thereafter for periods not exceeding
		one (1) year, if approved at least
		annually (i) by a vote of a majority
		of the outstanding voting securities
		of each Series; or (ii) by a vote of
		a majority of the Trustees of the Trust
		who are not parties to this Agreement
		(other than as Trustees of the Trust)
		or interested persons of any such party,
		cast in person at a meeting called for
		the purpose of voting on such approval.
	(c)	Fees payable to FPSB shall be paid by
		Smith Breeden as set forth in Schedule
		"B" attached and shall be fixed for the
		one (1) year period commencing on the
		Effective Date of this Agreement.
		Thereafter, the fee schedule will be
		subject to annual review and adjustment.
	(d)	This Agreement (i) may be terminated at
		any time without the payment of any
		penalty, either by a vote of the
		Trustees of the Trust or by a vote of a
		majority of the outstanding voting
		securities of each Series with respect
		to such Series, on sixty (60) days'
		written notice to FPSB; and (ii) may be
		terminated by FPSB on sixty (60) days'
		written notice to the Trust with
		respect to any Series.
	(e)	This Agreement shall automatically
		terminate in the event of its
		assignment, as defined in the
		Investment Company Act of 1940.

8.	Indemnification of FPSB by Smith Breeden and
	the Trust.

	FPSB is responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others caused by it, its agents or employees. Notwithstanding the above.
	Smith Breeden and the Trust will indemnify and hold FPSB harmless for the actions of Smith
	Breeden's employees registered with the NASD as registered representatives of FPSB, and Smith
	Breeden hereby undertakes to maintain
	compliance with all NASD and U.S. Securities and Exchange Commission rules and regulations concerning any activities of such employees.

9.	Liability of FPSB.

	(a)	FPSB, its directors, officers,
		employees, shareholders and agents
		shall not be liable for any error of
		judgement or mistake of law or for any
		loss suffered by the Trust in
		connection with the performance of this
		Agreement, except a loss resulting from
		a breach of FPSB's obligations pursuant
		to Section 4 of this Agreement (Rules
		of NASD), a breach of fiduciary duty
		with respect to the receipt of
		compensation for services or a loss
		resulting from willful misfeasance, bad
		faith or gross negligence on the part
		of FPSB in the performance of its
		obligations and duties or by reason of
		its reckless disregard of its
		obligations and duties under this
		Agreement.  FPSB agrees to indemnify
		and hold harmless the Trust and each
		person who has been, is, or may
		hereafter be a Trustee, officer, or
		employee of the Trust against expenses
		reasonably incurred by any of them in
		connection with any claim or in
		connection with any action, suit, or
		proceeding to which any of them may be
		a party, which arises out of or is
		alleged to arise out of any
		misrepresentation or omission to state
		a material fact, or out of any alleged
		misrepresentation or omission to state
		a material fact, on the part of FPSB or
		any agent or employee of FPSB or any
		other person for whose acts FPSB
		is responsible or is alleged to be
		responsible unless such
		misrepresentation or omission was made
		in reliance upon written information
		furnished to FPSB by the Trust.  FPSB
		also agrees to indemnify and hold
		harmless the Trust and each such person
		in connection with any claim or in
		connection with any action, suit, or
		proceeding which arises out of or is
		alleged to arise out of FPSB's failure
		to exercise reasonable care and
		diligence with respect to its services
		rendered in connection with the
		purchase and sale of Shares.  The
		foregoing rights of indemnification
		shall be in addition to any other
		rights to which the Trust or any such
		person shall be entitled to as a
		matter of law.
	(b)	The Trust agrees to indemnify and hold
		harmless FPSB against any and all
		liability, loss, damages, costs or
		expenses (including reasonable counsel
		fees) which FPSB may incur or be
       		required to pay hereafter, in
		connection with any action, suit or
		other proceeding, whether civil or
		criminal, before any court or
		administrative or legislative body, in
		which FPSB may be involved as a party
		or otherwise or with which FPSB may be
		threatened, by reason of the offer or
		sale of the Trust's Shares by persons
		other than FPSB or its representatives,
		prior to the execution of this
		Agreement.  If a claim is made against
		FPSB as to which FPSB may seek
		indemnity under this Section, FPSB
		shall notify the Trust promptly after
		any written assertion of such claim
		threatening to institute an action
		or proceeding with respect thereto and
		shall notify the Trust promptly of any
		action commenced against FPSB within 10
		days time after FPSB shall have been
		served with a summons or other legal
		process, giving information as to the
		nature and basis of the claim.  Failure
		to so notify the Trust shall not,
		however, relieve the Trust from any
		liability which it may have on account
		of the indemnity under this Section
		9(b) if the Trust has not been
		prejudiced in any material respect by
		such failure.  The Trust shall have the
		sole right to control the settlement of
		any such action, suit or proceeding
		subject to FPSB's approval, which shall
		not be unreasonably withheld.  FPSB
		shall have the right to participate in
		the defense of an action or proceeding
		and to retain its own counsel, and the
		reasonable fees and expenses of such
		counsel shall be borne by the Trust
		(which shall pay such fees, costs and
		expenses at least quarterly) if:

		(i) 	FPSB has received an opinion of
			counsel stating that the use of
			counsel chosen by the Trust to
			represent FPSB would present
			such counsel with a conflict of
			interest;
		(ii) 	the defendants in, or targets
			of, any such action or
			proceeding include both FPSB
			and the Trust, and legal
			counsel to FPSB shall have
			reasonably concluded that there
			are legal defenses available to
			it which are different from or
			additional to those available
			to the Trust or which may be
			adverse to or inconsistent with
			defenses available to the Trust
			(in which case the Trust shall
			not have the right to direct
			the defense of such action on
			behalf of FPSB); or
		(iii) 	the Trust shall authorize FPSB
			to employ separate counsel at
			the expense of the Trust.

	(c)	Any person, even though also a
		director, officer, employee,
		shareholder or agent of FPSB, who may
		be or become an officer, director,
		Trustee, employee or agent of the
		Trust, shall be deemed, when rendering
		services to the Trust or acting on any
		business of the Trust (other than
		services or business in connection with
		FPSB's duties hereunder), to be
		rendering such services to or acting
		solely for the Trust and not as a
		director, officer, employee,
		shareholder or agent, or one under the
		control or direction of FPSB even
		though receiving a salary from FPSB.

	(d)	The Trust agrees to indemnify and hold
		harmless FPSB, and each person who
		controls FPSB within the meaning of
		Section 15 of the Securities Act of
		1933, as amended (the "Securities
		Act"), or Section 20 of the Securities
		Exchange Act of 1934, as amended (the
		"Exchange Act"), against any and all
		losses, claims, damages and
		liabilities, joint or several
		(including any reasonable
		investigative, legal and other expenses
		incurred in connection therewith) to
		which they, or any of them, may become
		subject under the Act, the Securities
		Act, the Exchange Act or other federal
		or state law or regulation, at common
		law or otherwise insofar as such
		losses, claims, damages or liabilities
		(or actions, suits or proceedings in
		respect thereof) arise out of or are
		based upon any untrue statement or
		alleged untrue statement of a material
		fact contained in a Prospectus,
		Statement of Additional Information,
		supplement thereto, sales literature
		(or other written information) prepared
		by the Trust and furnished by the Trust
		to FPSB for FPSB's use hereunder,
		disseminated by the Trust or which
		arise out of or are based upon any
		omission or alleged omission to state
		therein a material fact required to be
		stated therein or necessary to make the
		statements therein not misleading. Such
		indemnity shall not, however, inure to
		the benefit of FPSB (or any person
		controlling FPSB) on account of any
		losses, claims, damages or liabilities
		(or actions, suits or proceedings in
		respect thereof) arising from the sale
		of the Shares of the Trust to any
		person by FPSB (i) if such untrue
		statement or omission or alleged untrue
		statement or omission was made in the
		Prospectus, Statement of Additional
		Information, or supplement, sales or
		other literature, in reliance upon and
		in conformity with information
		furnished in writing to the Trust by
		FPSB specifically for use therein or
		(ii) if such losses, claims, damages or
		liabilities arise out of or are based
		upon an untrue statement or omission or
		alleged untrue statement or omission
		found in any Prospectus, Statement of
		Additional Information, supplement,
		sales or other literature, subsequently
		corrected, but negligently distributed
		by FPSB and a copy of the corrected
		Prospectus was not delivered to such
		person at or before the confirmation of
		the sale to such person.

	(e)	FPSB shall not be responsible for any
		damages, consequential or otherwise,
		which Smith Breeden or the Trust may
		experience, due to the disruption of
		the distribution of Shares caused by
		any action or inaction of any
		registered representative or affiliate
		of FPSB or of FPSB itself.

10.	Amendments.

	No provision of this Agreement may be amended or modified in any manner whatsoever, except by a written agreement properly authorized and executed by the Parties.

11.	Section Headings.

	Section and paragraph headings are for
	convenience only and shall not be construed as part of this Agreement.

12.	Reports.

	FPSB shall prepare reports for the Board of Trustees of the Trust, on a quarterly basis, showing such information as, from time to time, shall be reasonably requested by the Board.

13.	Severability.

	If any part, term or provision of this
	Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic agreement is not thereby substantially impaired.


14.	Governing Law.

	This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the exclusive venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

15.	Authority to Execute

	The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized;
	and, when duly executed, this Agreement will constitute a valid and legally binding and enforceable obligation of each Party.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of ten type written pages, together with Schedule "A", Schedule "B", and Schedule "C", to be signed by their duly authorized officers, as of the day and year first above written.


Smith Breeden 		 	FPS Broker
Associates, Inc.	 	Services, Inc.





By: Michael J. Giarla		By: Kenneth J. Kempf
    President & COO		    President





The Smith Breeden Trust





By: Michael J. Giarla
President



SCHEDULE "A"

UNDERWRITER/SPONSOR SERVICES
FOR
THE SMITH BREEDEN TRUST


I.	Underwriter/Sponsor services include:

	A)	Preparation and execution of
		Underwriter and 12b-1 Plan
		Agreements

       		-Monitoring accruals
 		-Monitoring expenses
       		-Disbursements for expenses and trail
		 commissions

	B)	Quarterly 12b-1 Reports to Board of
		Trustees

	C)	Literature review, recommendations and
		submission to the NASD

	D)	Initial NASD Licensing and Transfers of
		Registered Representatives

		-U-4 Form and Fingerprint Submission to
		 NASD
		-Supplying Series 6 and 63 written
		 study material
		-Registration for Exam Preparation
		 classes
		-Renewals and Terminations of
		 Representatives

	E)	Written supervisory procedures and
		manuals for Registered Representatives

	F)	Ongoing compliance updates for
		Representatives regarding sales
		practices, written correspondence and
		other communications with the public.

	G)	NASD Continuing Education Requirement


SCHEDULE "B"

STATUTORY UNDERWRITER SCHEDULE
FOR
THE SMITH BREEDEN TRUST

This Fee Schedule is fixed for a period of one (1) year from the Effective Date as that term is defined in the Agreement.

I.	Statutory Underwriter Services

	A)  	The Trust agrees to pay FPS Broker
		Services, Inc. (FPSB) $15,000 for the
		services performed under this
		Agreement.

	B)  	FPSB agrees register certain employees
		of Smith Breeden Associates, Inc., as
		its representatives follows:

		Up to 10 States:  	$2,000 per
				 	Representative
					per Year
		All 50 States:		$4,000 per
					Representative
					per Year

SCHEDULE "C"

Identification of Series


Below are listed the Series and Classes of Shares to which services under this Agreement are to be performed as of the Effective Date of this Agreement:

	"The Smith Breeden Trust"

	Smith Breeden Equity Plus Fund
	Smith Breeden Financial Services Fund

This Schedule "C" may be amended from time to time by agreement of the Parties, and was amended
October 1, 1997 to reflect the addition of the new series: The Smith Breeden Financial Services Fund.